EXHIBIT 5.1



                         [Letterhead of Tribune Company]

                                 August 3, 2000

Tribune Company
435 North Michigan Avenue
Chicago, Illinois 60611

Dear Sirs:

      With reference to Post-Effective Amendment No. 1 on Form S-8 to the registration statement on Form S-4 (the "Registration Statement") that Tribune Company (the "Company") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant to The Times Mirror Company 1997 Directors Stock Option Plan, The Times Mirror Company 1996 Management Incentive Plan, The Times Mirror Company 1996 Employee Stock Option Plan (Broad Based Employee Stock Option Plan), The Times Mirror Company 1992 Key Employee Long-Term Incentive Plan, The Times Mirror Company 1988 Executive Stock Option Plan, and The Times Mirror Company Non-Employee Director Stock Plan, I am of the opinion that:

      1. the Company is a duly organized and validly existing corporation under the laws of the State of Delaware;

      2. the issuance of the Common Stock has been duly authorized by appropriate corporate action of the Company; and

      3. when the Common Stock has been issued and delivered pursuant to a sale in the manner described in the Registration Statement, such Common Stock will be validly issued, fully paid and non-assessable.

      I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the filing of the Registration Statement. I also consent to the making of the statement with respect to me in Item 5 of
Part II of the Registration Statement.

                                         Very truly yours,

                                         /s/ CRANE H. KENNEY
                                         Crane H. Kenney
                                         Senior Vice President, General Counsel
                                           and Secretary